PEAR TREE FUNDS 485BPOS

Exhibit 28(i)(25)

John Hunt

Partner

+1 617 338 2961

jhunt@sullivanlaw.com

July 31, 2025

VIA EDGAR

U.S. Securities and Exchange Commission

Division of Investment Management

100 F Street, NE

Washington, D.C. 20549

Re:	Pear Tree Funds

Post-Effective Amendment No. 85 to the Registration Statement on Form N-1A

File Nos. 333-102055 and 811-03790

Ladies and Gentlemen:

We understand that Pear Tree Funds (the “Registrant”) has enclosed herewith for filing electronically with the Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Securities Act”), Post-Effective Amendment No. 85 (the “Amendment”) to the Registration Statement on Form N-1A of the Registrant (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

As indicated on the cover page of the Amendment, the Amendment is to become effective on August 1, 2025 pursuant to paragraph (b) of Rule 485 under the Securities Act.

Our review of the Amendment has not revealed any disclosure that would render it ineligible to become effective pursuant to Rule 485(b).

Please call John Hunt at (617) 338-2961 if you have any question.

Very truly yours,

/s/ Sullivan & Worcester LLP

Sullivan & Worcester LLP

JH/hex

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